EXHIBIT 4.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

   We consent to the reference to our firm under the caption "Experts-Independent Registered Public Accounting Firm" and to the use of our report dated November 15, 2010 in the Amendment No. 1 to the Registration Statement (File No. 333-169675) and related Prospectus of Guggenheim Defined Portfolios, Series 743.

                                                          /s/ Grant Thornton LLP
                                                         -----------------------
                                                              GRANT THORNTON LLP


Chicago, Illinois
November 15, 2010